U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 23, 2004

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number  (412) 799-0350

All correspondence to:

Eric S. Gillen, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Item 8.  OTHER EVENTS.

On September 18, 2004, Innovative Designs, Inc.’s (the “Company”) suffered a significant loss of its inventory, raw materials and automotive equipment when the leased warehouse in which it maintained these items was flooded by the remnants of Hurricane Ivan.  The Company estimates that the combined book value of the lost inventory, raw materials and automotive equipment is approximately $400,000.  The Company is currently assessing all damage including leasehold improvements and the amount of recovery they will receive from insurance.  The amount of the total loss from the flooding net of any insurance recoveries can not be estimated at this time.  The Company is currently assessing all Federal and State grants, loans or any disaster assistance available for businesses affected by the hurricane.

The Company has been able to salvage some of their inventory.  The salvaged inventory is not saleable in any manner.  The Company has engaged in donating the usable salvaged inventory to the homeless, and displaced individuals and families in the local community, as well as rescue workers and volunteers who are assisting with the cleanup of the disaster area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

9/23/04

Innovative Designs, Inc.

/s/  Joseph Riccelli

By:  Joseph Riccelli

Title:  Chief Executive Officer